Insurance Pending Claims
Date: 3/7/2005 9:52:50 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Original Value
Current Value
Original LTV
Current LTV
MI Cert. #
MI Company
MI Cov. %
Cov. Type
HZ Claim Dt
MI Claim Dt
HZ Claim Amount
MI Claim Amount
Page 1 of 1 ( records returned)
Insurance Pending Claims
Date: 3/7/2005 9:52:50 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Original Value
Current Value
Original LTV
Current LTV
MI Cert. #
MI Company
MI Cov. %
Cov. Type
HZ Claim Dt
MI Claim Dt
HZ Claim Amount
MI Claim Amount
Page 1 of 1 ( records returned)